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Exhibit 23.4

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.
INDEPENDENT PROFESSIONAL PETROLEUM ENGINEERS

        We hereby consent to the references to Cawley, Gillespie and Associates, Inc. in the form and context in which they appear in and are incorporated by reference in the Registration Statement on Form S-4 of PDC Energy, Inc., including any amendments thereto (collectively, the "Registration Statement") , and information derived from such reports in the Registration Statement and any related prospectuses. We hereby further consent to the incorporation by reference of our report, dated July 1, 2016, in the Registration Statement and any related prospectuses. We also hereby consent to the reference to our firm as experts in the Registration Statement and any related prospectuses.

/s/ Cawley, Gillespie and Associates, Inc.
Licensed Petroleum Engineers

Fort Worth, Texas
December 19, 2016

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  Exhibit 23.4
CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC. INDEPENDENT PROFESSIONAL PETROLEUM ENGINEERS